                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
January 27, 2000

Contact:       John Breed
               (713) 209-8835

                  COOPER INDUSTRIES REPORTS 14% REVENUE GROWTH
                             FOR FOURTH QUARTER 1999
         Electrical Products' performance drives strong year-end results

HOUSTON, TX, Jan. 27, 2000 -- Cooper Industries, Inc. (NYSE:CBE) today reported fourth-quarter 1999 revenues of $1.0 billion, a 14 percent increase from 1998 fourth-quarter revenues of $882 million. Fourth-quarter operating earnings before nonrecurring items increased 11 percent to $147.3 million in 1999 versus $133.0 million for the same period in 1998.

        Net income for the fourth quarter 1999 was $83.9 million, compared with $78.8 million for the same period in 1998 that excludes a $53.0 million net nonrecurring gain. Comparable quarterly diluted earnings per share increased 16 percent in 1999 to $0.89 from $0.77 in 1998.

        Annual 1999 revenues for the Company were $3.87 billion, a 6 percent increase from 1998 revenues of $3.65 billion. Operating earnings, before nonrecurring items, for 1999 also increased 6 percent to $577.5 million, compared with $543.9 million for 1998.

        Earnings per diluted share for 1999 were $3.50 versus $3.69 for 1998. Excluding nonrecurring items, per share earnings increased 9 percent in 1999 to $3.52 from $3.23 in 1998.

        Cooper's net income for 1999 was $331.9 million, compared with $423.0 million for 1998. Net income is not comparable year-to-year due to the absence of $87.1 million of earnings from the Automotive Products segment which was sold in October of 1998.
                                    - more -

COOPER INDUSTRIES, INC.                                                   PAGE 2

     "1999 represented Cooper's first full year of performance as a company comprised of two key businesses: Electrical Products and Tools & Hardware," said
H. John Riley, Jr., chairman, president and chief executive officer. "We made excellent progress refining and growing these businesses and positioning the Company for long-term profitability.

     "We added ten complementary acquisitions with annualized revenues of more than $300 million, extending our product offerings in 1999 with several well-known brand names. Significantly, many of these acquisitions are located outside of the U.S., aggressively expanding our penetration into European and Latin American markets. For the first time, revenues from international activities exceeded $1 billion," continued Riley.

     "We also invested nearly $165 million in capital equipment, lower-cost facilities and state-of-the-art technology. We are confident that we have the right processes in place to enhance our competitive position and grow our businesses for many years to come."

                               ELECTRICAL PRODUCTS

     Electrical Products' fourth-quarter 1999 revenues grew 19 percent. Four of Cooper's five Electrical Products businesses achieved double-digit revenue growth during the quarter.

     Cooper's lighting business was bolstered by acquisitions and a significant array of new product introductions. Cooper's European lighting and security business also grew as a result of strategic acquisitions. Increased growth in the electronic technologies marketplace contributed to the strong performance of Cooper's circuit protection businesses. Cooper Power Systems continued to recover during the quarter as new business systems were refined and Asian markets continued to strengthen. Revenue from the hazardous-duty construction materials business was flat during the quarter due to continued weakness in energy and petrochemicals; however, the recent positive commodity pricing trends in these markets are encouraging.

     Fourth quarter operating earnings, excluding nonrecurring items in 1998, increased 14 percent to $130.6 million from $115.0 million in the fourth quarter of 1998.

                                    - more -

COOPER INDUSTRIES, INC.                                                   PAGE 3

     Annual revenues from the Electrical Products segment increased 8 percent in 1999 to $3.06 billion from $2.82 billion in 1998. Annual 1999 operating earnings for the segment, excluding nonrecurring items, were $516.7 million, compared with $479.0 million in 1998.

     "Cooper achieved solid growth in its Electrical Products segment during 1999," continued Riley. We continue to develop higher technology products and increase our global reach, while implementing focused initiatives to control costs and increase profitability."

                                TOOLS & HARDWARE

     Fourth-quarter revenues for the Tools & Hardware segment declined 1 percent, due to currency translation and continued weakness in industrial tool demand. Increased sales of assembly equipment during the quarter offset some of that weakness.

     Operating earnings, excluding nonrecurring items, declined 9 percent to $24.9 million in the fourth quarter of 1999, compared with $27.4 million in the fourth quarter of 1998. Translation of international results into U.S. dollars reduced both revenues and earnings by approximately 4 percent in the fourth quarter.

     Annual 1999 revenues for the Tools & Hardware segment were $808.0 million, compared with $826.8 million for 1998. Operating earnings, excluding nonrecurring items, were $97.9 million, compared with $112.4 million for 1998.

     "Market conditions in the Tools & Hardware segment remained difficult in 1999," continued Riley. "In response, in the third quarter Cooper announced a significant reorganization of its Tools businesses designed to leverage operational strengths and further reduce costs.

     "The absence of meaningful growth is expected to continue to affect the industry in the near term. However, as tools and hardware markets strengthen, we anticipate that our aggressive cost-reduction programs and selected acquisitions will position the segment for improved performance in the future.

                                    - more -

COOPER INDUSTRIES, INC.                                                   PAGE 4

     "Cooper began 1999 with several inherent strengths: two strong business platforms, a healthy balance sheet and market leadership positions," continued Riley. "During the year we grew our core business platform, adding new products and capabilities. We continued to refine our operations, streamlining costs and increasing efficiencies. We penetrated new markets and strengthened our international activities. On a broader scale, we instituted new company-wide initiatives such as Strategic Sourcing that we expect will produce significant cost savings beginning this year.

     "Going forward, I believe our strategy is sound. Our products are market leaders, and I am confident that our concerted efforts are positioning Cooper to succeed in an era of increasing competitiveness characterized by relentless cost cutting, greater use of technology and instantaneous customer service. We enter 2000 fully expecting to enhance the positive trends that characterized our 1999 performance."

     Cooper Industries, with 1999 revenues of $3.9 billion, is a worldwide manufacturer of electrical products, tools and hardware. Additional information about Cooper is available on the Company's Internet site:
www.cooperindustries.com.

     Statements in this news release are forward-looking under the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company, such as the level of market demand for the Company's products, competitive pressures and future economic conditions. These factors are discussed in the Company's 1998 Annual Report on Form 10-K.

     Comparisons of 1999 and 1998 fourth-quarter and year-to-date results appear on the following pages.

                                    - more -

                       CONSOLIDATED RESULTS OF OPERATIONS

                                                      Quarter Ended December 31,
                                                      --------------------------
                                                        1999            1998
                                                        ----            ----
                                                    (in millions where applicable)

Revenues                                               $1,004.5     $   881.9
                                                       --------     ---------

Cost of sales                                             677.2         583.6
Selling and administrative expenses                       167.2         153.9
Goodwill amortization                                      12.8          11.4
                                                       --------     ---------
Operating earnings before nonrecurring items              147.3         133.0

Marketable securities gains                                  --        (135.2)
Nonrecurring charges                                         --          53.6
Interest expense                                           16.1          14.4
                                                       --------     ---------

       Continuing Income Before Income Taxes              131.2         200.2
Income taxes                                               47.3          71.3
                                                       --------     ---------
       Continuing Income                                   83.9         128.9
Discontinued operations, net of tax                          --           2.9
                                                       --------     ---------
       Net Income (1)                                  $   83.9     $   131.8
                                                       ========     =========
Net Income Per Common Share:
       Basic
          Continuing Operations                        $    .89     $    1.27
          Discontinued Operations                            --           .03
                                                       --------     ---------
          Net Income                                   $    .89     $    1.30
                                                       ========     =========
       Diluted
          Continuing Operations                        $    .89     $    1.26
          Discontinued Operations                            --           .03
                                                       --------     ---------
          Net Income                                   $    .89     $    1.29
                                                       ========     =========

Shares Utilized in Computation
   of Income Per Common Share:
         Basic                                    94.0 MILLION        101.5 million
         Diluted                                  94.7 MILLION        102.5 million

                             PERCENTAGE OF REVENUES

                                                             Quarter Ended December 31,
                                                             --------------------------
                                                                 1999        1998
                                                                 ----        ----
Revenues                                                        100.0%      100.0%
Cost of sales                                                    67.4%       66.2%
Selling and administrative expenses                              16.6%       17.5%
Operating earnings before nonrecurring items                     14.7%       15.1%
Continuing Income Before Income Taxes                            13.1%       22.7%
Continuing Income                                                 8.4%       14.6%

                      (Additional information on next page)
(1) Results are not comparable quarter-to-quarter due to the impact of the sale of the Automotive Products business and the use of the proceeds to reduce debt and buy back shares.
                                    - more -

            ADDITIONAL INFORMATION FOR THE QUARTER ENDED DECEMBER 31

                              SEGMENT INFORMATION

                                                  Quarter Ended December 31,
                                               --------------------------------
                                                 1999                   1998
                                               --------               ---------
                                                        (in millions)
Revenues:
   Electrical Products                         $  795.3               $   670.5
   Tools & Hardware                               209.2                   211.4
                                               --------               ---------
       Total                                   $1,004.5               $   881.9
                                               ========               =========

Segment Operating Earnings
Without Nonrecurring Items:
   Electrical Products                         $  130.6               $   115.0
   Tools & Hardware                                24.9                    27.4
                                               --------               ---------
       Total                                      155.5                   142.4

Segment Nonrecurring Items:
   Electrical Products                               --                    42.6
   Tools & Hardware                                  --                     8.7
                                               --------               ---------
       Total                                         --                    51.3
                                               --------               ---------

Segment Operating Earnings
With Nonrecurring Items:
   Electrical Products                            130.6                    72.4
   Tools & Hardware                                24.9                    18.7
                                               --------               ---------
       Total segment operating earnings           155.5                    91.1

General Corporate nonrecurring items                 --                     2.3
Marketable securities gains                          --                  (135.2)
General Corporate expense                           8.2                     9.4
Interest expense                                   16.1                    14.4
                                               --------               ---------
Consolidated income from continuing operations
  before income taxes                          $  131.2               $   200.2
                                               ========               =========

                                            Quarter Ended December 31,
                                            -------------------------
                                            1999                 1998
                                            ----                 ----
Return on Sales: (1)
   Electrical Products                      16.4%                17.2%
   Tools & Hardware                         11.9%                13.0%
       Total Segments                       15.5%                16.1%

                      (Additional information on next page)




(1)     Before Nonrecurring Items.

                                     -more-
                                        6

                   ADDITIONAL INFORMATION FOR THE QUARTER ENDED DECEMBER 31

                                                                Net Income Per
                                    Net Income               Diluted Common Share
                               -------------------           --------------------
                                1999        1998               1999        1998
                               ------       ------           -------      -------
                                        (in millions where applicable)

Continuing operations before   $ 83.9       $ 75.9            $  .89      $  .74
     nonrecurring items
Discontinued operations            --          2.9                --         .03
                               ------       ------            ------      ------
                                 83.9         78.8               .89         .77

Nonrecurring items                 --         53.0                --         .52
                               ------       ------            ------      ------

Net Income                     $ 83.9       $131.8            $  .89      $ 1.29
                               ======       ======            ======      ======



                                     -more-
                                       7

                       CONSOLIDATED RESULTS OF OPERATIONS


                                                Twelve Months Ended December 31,
                                                --------------------------------
                                                         1999       1998
                                                       --------   --------
                                                 (in millions where applicable)
Revenues                                               $3,868.9   $3,651.2

Cost of sales                                           2,603.4    2,447.1
Selling and administrative expenses                       640.9      616.4
Goodwill amortization                                      47.1       43.8
                                                       --------   --------
Operating earnings before nonrecurring items              577.5      543.9

Marketable securities gains                                --       (135.2)
Nonrecurring charges                                        3.7       53.6
Interest expense                                           55.2      101.9
                                                       --------   --------

       Continuing Income Before Income Taxes              518.6      523.6
Income taxes                                              186.7      187.7
                                                       --------   --------
       Continuing Income                                  331.9      335.9
Discontinued operations, net of tax                        --         87.1
                                                       --------   --------
       Net Income (1)                                  $  331.9   $  423.0
                                                       ========   ========

Net Income Per Common Share:
       Basic
          Continuing Operations                        $   3.53   $   2.97
          Discontinued Operations                          --          .77
                                                       --------   --------
          Net Income                                   $   3.53   $   3.74
                                                       ========   ========
       Diluted
          Continuing Operations                        $   3.50   $   2.93
          Discontinued Operations                          --          .76
                                                       --------   --------
          Net Income                                   $   3.50   $   3.69
                                                       ========   ========

Shares Utilized in Computation
   of Income Per Common Share:
         Basic                                         94.0 million         113.2 million
         Diluted                                       94.9 million         114.7 million

                             PERCENTAGE OF REVENUES


                                                         Twelve Months Ended December 31,
                                                         --------------------------------
                                                                1999         1998
                                                               -----        -----
Revenues                                                       100.0%       100.0%
Cost of sales                                                   67.3%        67.0%
Selling and administrative expenses                             16.6%        16.9%
Operating earnings before nonrecurring items                    14.9%        14.9%
Continuing Income Before Income Taxes                           13.4%        14.3%
Continuing Income                                                8.6%         9.2%


                      (Additional information on next page)

(1) Results are not comparable period-to-period due to the impact of the sale of the Automotive Products business and the use of the proceeds to reduce debt and buy back shares.


                                    - more -

         ADDITIONAL INFORMATION FOR THE TWELVE MONTHS ENDED DECEMBER 31

                               SEGMENT INFORMATION


                                                   Twelve Months Ended December 31,
                                                   --------------------------------
                                                          1999         1998
                                                        --------     --------
                                                           (in millions)
Revenues:
   Electrical Products                                  $3,060.9     $2,824.4
   Tools & Hardware                                        808.0        826.8
                                                        --------     --------
       Total                                            $3,868.9     $3,651.2
                                                        ========     ========

Segment Operating Earnings
Without Nonrecurring Items:
   Electrical Products                                  $  516.7     $  479.0
   Tools & Hardware                                         97.9        112.4
                                                        --------     --------
       Total                                               614.6        591.4

Segment Nonrecurring Items:
   Electrical Products                                       3.0         42.6
   Tools & Hardware                                          1.5          8.7
                                                        --------     --------
       Total                                                 4.5         51.3
                                                        --------     --------

Segment Operating Earnings
With Nonrecurring Items:
   Electrical Products                                     513.7        436.4
   Tools & Hardware                                         96.4        103.7
                                                        --------     --------
       Total segment operating earnings                    610.1        540.1

General Corporate nonrecurring items                        (0.8)         2.3
Marketable securities gains                                 --         (135.2)
General Corporate expense                                   37.1         47.5
Interest expense                                            55.2        101.9
                                                        --------     --------
Consolidated income from continuing operations
  before income taxes                                   $  518.6     $  523.6
                                                        ========     ========

                                                          Twelve Months Ended December 31,
                                                     -----------------------------------------
                                                     1999                                 1998
                                                     ----                                 ----
Return on Sales: (1)
   Electrical Products                               16.9%                                17.0%
   Tools & Hardware                                  12.1%                                13.6%
       Total Segments                                15.9%                                16.2%


                      (Additional information on next page)


(1)  Before Nonrecurring Items.


                                     -more-

         ADDITIONAL INFORMATION FOR THE TWELVE MONTHS ENDED DECEMBER 31


                                                                 Net Income Per
                                           Net Income         Diluted Common Share
                                        ----------------      --------------------
                                         1999      1998           1999   1998
                                        ------    ------         -----   -----
                                            (in millions where applicable)
Continuing operations before
     nonrecurring items                 $334.3    $282.9         $3.52   $2.47
Discontinued operations                   --        87.1          --       .76
                                        ------    ------         -----   -----
                                         334.3     370.0          3.52    3.23
Nonrecurring items                        (2.4)     53.0          (.02)    .46
                                        ------    ------         -----   -----
Net Income (1)                          $331.9    $423.0         $3.50   $3.69
                                        ======    ======         =====   =====


(1) Results are not comparable period-to-period due to the impact of the sale of the Automotive Products business and the use of the proceeds to reduce debt and buy back shares.

                                     # # #